united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2019

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51541 (Commission File Number)	77-0552594 (I.R.S. Employer Identification No.)

301 Penobscot Drive
Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 556-9300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GHDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On November 8, 2019, the acquisition of Genomic Health, Inc. (“Genomic Health”) by Exact Sciences Corporation (“Exact Sciences”) was consummated pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of July 28, 2019 (the “Merger Agreement”), by and among Genomic Health, Exact Sciences and Spring Acquisition Corp., a wholly owned subsidiary of Exact Sciences (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Genomic Health (the “Merger”), with Genomic Health continuing as the surviving corporation. As a result of the Merger, Genomic Health became a wholly owned subsidiary of Exact Sciences.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the effective time of the Merger on November 8, 2019 (the “Effective Time”), each share of common stock, par value $0.0001 per share, of Genomic Health (“Genomic Health Common Stock”) issued and outstanding immediately prior to the Effective Time (except for shares held by a holder who properly exercised and perfected appraisal rights under Delaware law) was converted into the right to receive (i) $27.50 in cash, without interest, and (ii) 0.45043 of a share of common stock, par value $0.01 per share, of Exact Sciences (“Exact Sciences Common Stock”) and cash in lieu of fractional shares (together, the “Merger Consideration”), less any applicable withholding taxes.

As of the Effective Time, each outstanding Genomic Health stock option granted to a non-employee director of Genomic Health, whether or not vested, and each vested Genomic Health stock option was canceled in exchange for the right to receive the Merger Consideration in an amount based on the spread between the Merger Consideration and the per share exercise price of such Genomic Health stock option, less applicable tax withholding. In addition, as of the Effective Time, each outstanding Genomic Health restricted stock unit granted to a non-employee director of Genomic Health was canceled in exchange for the right to receive the Merger Consideration in respect of each share of Genomic Health Common Stock subject to such award. Each outstanding unvested Genomic Health stock option and outstanding Genomic Health restricted stock unit (other than any stock options or restricted stock units held by non-employee directors) was assumed by Exact Sciences and converted into a corresponding award of Exact Sciences as of the Effective Time, in each case, as calculated in accordance with the formula set forth in the Merger Agreement and after appropriate adjustments to reflect the consummation of the Merger and the terms and conditions applicable to such awards immediately prior to the Effective Time.

The merger was financed by the use of cash on hand.

The foregoing description of the Merger Agreement and Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report filed on Form 8-K with the Securities and Exchange Commission (the “SEC”) on July 30, 2019, and is incorporated into this item by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 8, 2019, in connection with the consummation of the Merger, Genomic Health notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had been consummated and requested that Nasdaq file with the SEC a notification on Form 25 to delist the Genomic Health Common Stock from Nasdaq and to deregister the Genomic Health Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Genomic Health Common Stock ceased trading on Nasdaq prior to market open on November 8, 2019. Genomic Health intends to file with the SEC a Certification and Notice of Termination on Form 15 requesting the deregistration of the Genomic Health Common Stock under Section 12(g) of the Exchange Act and the suspension of Genomic Health’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. The disclosure set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The disclosure set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. The total aggregate consideration payable in the transaction was approximately $1.06 billion in cash and 17.4 million shares of Exact Sciences Common Stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, the members of the board of directors of Genomic Health immediately prior to the Effective Time, being Kimberly J. Popovits, Julian C. Baker, Felix J. Baker, Ph.D., Fred E. Cohen, M.D., D.Phil., Barry P. Flannelly, Pharm.D., Henry J. Fuchs, M.D., Ginger L. Graham and Geoffrey M. Parker, resigned from the board of directors of Genomic Health. Also at the Effective Time, the members of the board of directors of Merger Sub immediately prior to the Effective Time, being Kevin T. Conroy, D. Scott Coward and Jeffrey T. Elliott, became members of the board of directors of Genomic Health.

As of immediately following the Effective Time, each executive officer of Genomic Health was removed from his or her officership position with Genomic Health. As of immediately following the Effective Time, Genomic Health appointed Kevin T. Conroy as President, Jeffrey T. Elliott as Chief Financial Officer and G. Bradley Cole as General Manager, Precision Oncology. Kevin T. Conroy, age 54, has served as Exact Sciences’ President and Chief Executive Officer since April 2009, as a director of Exact Sciences since March 2009 and as Chairman of the Exact Sciences’ board of directors since March 2014. Jeffrey T. Elliott, age 42, has served as Exact Sciences’ Chief Financial Officer since November 2016. Prior to his appointment as Chief Financial Officer, Mr. Elliott served as Exact Sciences’ Vice President, Business Development and Strategy, from June 2016 to November 2016. Prior to joining the Exact Sciences, from 2007 to 2016, Mr. Elliott was with Robert W. Baird & Co., where from June 2012 to June 2016 he was a senior research analyst who covered diagnostics and life science tools companies. G. Bradley Cole, age 63, has served as Genomic Health’s Chief Financial Officer since June 2014, and from July 2004 until January 2011. Mr. Cole also served as Genomic Health’s Chief Operating Officer from January 2009 until March 2018.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, the restated certificate of incorporation of Genomic Health that was in effect immediately prior to the Effective Time was amended and restated in its entirety as set forth in Exhibit B to the Merger Agreement and, as so amended and restated, is the certificate of incorporation of the surviving corporation. The bylaws of Merger Sub that were in effect immediately prior to the Effective Time became the bylaws of the surviving corporation, except as to the name of the surviving corporation, which is “Genomic Health, Inc.” The certificate of incorporation and the bylaws of Genomic Health as so amended and restated are attached as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

The information contained in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of July 28, 2019, by and among Exact Sciences Corporation, Spring Acquisition Corp. and Genomic Health, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Genomic Health, Inc. on July 30, 2019)*
3.1	Amended and Restated Certificate of Incorporation of Genomic Health, Inc.
3.2	By-Laws of Genomic Health, Inc., as amended
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Genomic Health hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that Genomic Health may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOMIC HEALTH, INC.

Date: November 8, 2019	By:	/s/ Jeffrey T. Elliott
Name: Jeffrey T. Elliott
Title: Chief Financial Officer